Filed Pursuant to Rule 424(b)(5)
Registration Number 333-282807

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated August 7, 2025

Preliminary Prospectus Supplement

(To Prospectus dated October 24, 2024)

$

Roper Technologies, Inc.

$   % Senior Notes due

$   % Senior Notes due

$   % Senior Notes due

Roper Technologies, Inc. is offering $  aggregate principal amount of  % senior notes due     (the “     Notes”), $    aggregate principal amount of  % senior notes due (the “     Notes”) and $   aggregate principal amount of  % senior notes due    (the “     Notes” and, together with the    Notes, the    Notes and the    Notes, the “Notes”).

The    Notes will bear interest at the rate of  % per year, the    Notes at the rate of  % per year and the    Notes at the rate of  % per year. Interest on the    Notes, the    Notes and the    Notes will be payable semi-annually in arrears on    and    of each year, beginning    ,    . The     Notes will mature on    ,    , the    Notes on    ,    and the    Notes on    ,     .

We may redeem the Notes in whole or in part at any time or from time to time at the applicable redemption prices described under the heading “Description of the Notes—Optional Redemption.” We will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, upon the occurrence of a Change of Control Triggering Event (as defined herein). See the section entitled “Description of the Notes—Certain Covenants—Repurchase Upon Change of Control Triggering Event” for more information.

We intend to use the net proceeds from the sale of the Notes (i) to repay a portion of the borrowings outstanding under the 2022 Credit Facility, (ii) to repay the September 2025 Notes (as defined herein) and the December 2025 Notes (as defined herein), (iii) for general corporate purposes, including future acquisitions, or (iv) for any combination of the foregoing categories. See “Use of Proceeds.”

The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness. The Notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes will not be guaranteed by any of our subsidiaries and will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

The Notes are new issues of securities with no established trading market. We do not intend to list the Notes on any securities exchange or any automated quotation system.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-7.

	Per Note		Per Note		Per Note		Total
Public offering price(1)		%		%		%	$
Underwriting discount		%		%		%	$
Proceeds, before expenses, to us		%		%		%	$

(1)	Plus accrued interest from August , 2025, if settlement occurs after that date.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers on or about August  , 2025, which is the    business day following the date of this prospectus supplement, through The Depository Trust Company (“DTC”) and its direct participants, including the Euroclear System (“Euroclear”) and Clearstream Banking S.A (“Clearstream”).

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Wells Fargo Securities
PNC Capital Markets LLC	Truist Securities	US Bancorp

Prospectus Supplement dated August  , 2025

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or the free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

S-i

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus include “forward-looking statements” within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements that are not historical facts are “forward-looking statements.” Forward-looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” “intends,” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in any forward-looking statement.

Examples of forward-looking statements in this prospectus supplement, the accompanying prospectus and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus include but are not limited to statements regarding operating results, the success of our operating plans, our expectations regarding our ability to generate cash and reduce debt and associated interest expense, profit and cash flow expectations, the prospects for newly acquired businesses to be integrated and contribute to future growth, and our expectations regarding growth through acquisitions. Important assumptions relating to the forward-looking statements include, among others, demand for our products, the cost, timing, and success of product upgrades and new product introductions, raw materials costs, expected pricing levels, expected outcomes of pending litigation, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 incorporated by reference herein. You should understand that the following important factors, in addition to those discussed in the incorporated documents, could affect our future results, and could cause those results or other outcomes to differ materially from those estimates or projections in the forward-looking statements:

•	general economic conditions;

•

difficulty making acquisitions, including receiving the necessary regulatory approvals (including clearance under the Hart-Scott-Rodino Act in the U.S. and similar antitrust regulations in foreign countries), and successfully integrating acquired businesses;

•	any unforeseen liabilities associated with future acquisitions;

•	information technology system failures, data security breaches, network disruptions, and cybersecurity events, including any litigation arising therefrom;

•	failure to comply with new data privacy laws and regulations, including any litigation arising therefrom;

•	risks and costs associated with our international sales and operations;

•	rising interest rates;

•	limitations on our business imposed by our indebtedness;

•	product liability, litigation, and insurance risks;

•	future competition;

•	reduction of business with large customers;

•	risks associated with government contracts;

•	changes in the supply of, or price for, labor, energy, raw materials, parts, and components, including as a result of inflation or potential supply chain constraints;

•	potential write-offs of our goodwill and other intangible assets;

•	our ability to successfully develop new products;

•	failure to protect our intellectual property;

•	unfavorable changes in foreign exchange rates;

•	risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs (including repeal of the United States-Mexico-Canada Agreement);

•	increased warranty exposure;

•	environmental compliance costs and liabilities;

•	the effect of, or change in, government regulations (including tax);

•	risks associated with the use of artificial intelligence;

•	economic disruption caused by armed conflicts (such as the war in Ukraine and the conflicts in the Middle East), terrorist attacks, health crises, or other unforeseen geopolitical events; and

•	the factors discussed in other reports we file with the SEC from time to time.

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of these statements in light of new information or future events.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information.” The second part is the accompanying prospectus dated October 24, 2024, which contains a description of our debt securities and gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless we have indicated otherwise, references in this prospectus supplement to “Roper,” the “Company,” “we,” “us” and “our” or similar terms are to Roper Technologies, Inc. and our consolidated subsidiaries.

SUMMARY

The following summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the Notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under “Where You Can Find More Information.”

Roper Technologies, Inc.

Roper Technologies, Inc. is a diversified technology company. Roper has a proven, long-term, successful track record of compounding cash flow and increasing shareholder value. We operate market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets.

We pursue consistent and sustainable growth in revenue, earnings, and cash flow by enabling continuous improvement in the operating performance of our businesses and by acquiring other businesses that offer high value-added software, services, technology-enabled products, and solutions that we believe are capable of realizing growth while maintaining high margins.

Our principal executive offices are located at 6496 University Parkway, Sarasota, Florida 34240, and the telephone number is (941) 556-2601. We maintain a website at www.ropertech.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

Our Business Segments

The Company’s segment reporting structure is based on business model and delivery of performance obligations. The three reportable segments are as follows:

•	Application Software—Aderant, CentralReach, Clinisys, Data Innovations, Deltek, Frontline, IntelliTrans, PowerPlan, Procare, Strata, Transact/CBORD, Vertafore

•	Network Software—ConstructConnect, DAT, Foundry, iPipeline, iTradeNetwork, Loadlink, MHA, SHP, SoftWriters, Subsplash

•	Technology Enabled Products—CIVCO Medical Solutions, FMI, Inovonics, IPA, Neptune, Northern Digital, rf IDEAS, Verathon

The Offering

The following summary contains certain material information about the Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus. For purposes of the descriptions of the Notes and other indebtedness included in this prospectus supplement, references to the “Company,” “issuer,” “we,” “us” and “our” refer only to Roper Technologies, Inc. and do not include its subsidiaries.

Issuer	Roper Technologies, Inc., a Delaware corporation.

Securities offered	$ aggregate principal amount of % senior notes due .

$ aggregate principal amount of % senior notes due .

$ aggregate principal amount of % senior notes due .

Maturity dates	, for the Notes.

, for the Notes.

, for the Notes.

Interest payment dates	and of each year, beginning , .

Ranking	The Notes will be our unsecured senior obligations and will:

•	rank senior in right of payment to all of our existing and future subordinated indebtedness;

•	rank equally in right of payment with all of our existing and future unsecured senior indebtedness;

•	be effectively subordinated in right of payment to all of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries.

As of June 30, 2025, the Notes would have been effectively subordinated to approximately $2.7 billion of obligations of our subsidiaries.

Guarantees	The Notes will not be guaranteed by any of our subsidiaries.

Optional redemption	We may redeem the Notes in whole or in part at any time or from time to time at the applicable redemption prices described in “Description of the Notes—Optional Redemption.”

Repurchase upon a change of control	Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to purchase each series of the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. See “Description of the Notes—Certain Covenants—Repurchase Upon Change of Control Triggering Event.”

Listing	We do not intend to list the Notes on any securities exchange or any automated quotation system.

No prior market	Each series of Notes is a new issue of securities with no established trading market. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Use of proceeds	We intend to use the net proceeds from the sale of the Notes (i) to repay a portion of the borrowings outstanding under the 2022 Credit Facility, (ii) to repay the September 2025 Notes and the December 2025 Notes, (iii) for general corporate purposes, including future acquisitions, or (iv) for any combination of the foregoing categories.

Governing law	New York

Trustee	Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association

Risk factors	You should carefully consider all of the information included or incorporated by reference in this prospectus supplement. In particular, you should evaluate the information set forth under “Special Note on Forward-Looking Statements” and “Risk Factors”, as well as the other information contained or incorporated herein by reference, before deciding whether to invest in the Notes.

RISK FACTORS

Investing in the Notes involves risks. In considering whether to purchase the Notes, you should carefully consider all the information we have included or incorporated by reference into this prospectus supplement and the accompanying prospectus. In particular, you should read the risk factors described below and the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, the factors listed under “Special Note on Forward Looking Statements” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the Notes. See “Where You Can Find More Information”.

Risks Related to the Offering

The Notes are structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

The Notes are our obligations exclusively and are not the obligations of any of our subsidiaries. Substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and ability to service our debt, including the Notes, depend upon the earnings of our subsidiaries and the ability of our subsidiaries to distribute their earnings, loans or other payments to us. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with separately recognized claims against our subsidiaries, all claims of creditors of our subsidiaries, including trade creditors, and holders of preferred stock, if any, will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes), and our subsidiaries may enter into future borrowing arrangements that limit their ability to transfer funds to us. Consequently, your Notes will be structurally subordinated to all liabilities, including trade payables, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of June 30, 2025, our subsidiaries had approximately $2.7 billion of liabilities. In addition, the indenture governing the Notes will permit our subsidiaries to incur unlimited additional indebtedness, and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by our subsidiaries. Thus, the amount of these liabilities may increase in the future.

The Notes will be subject to the prior claims of any future secured creditors.

The Notes are unsecured obligations, ranking effectively junior to any future secured indebtedness we may incur. The indenture governing the Notes does not limit the amount of additional debt that we and our subsidiaries may incur, permits us to incur secured debt under specified circumstances and permits our subsidiaries to incur secured debt without restriction. If we incur secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon any acceleration of the Notes, our assets that secure other indebtedness will be available to pay obligations on the Notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Notes then outstanding would remain unpaid.

The negative covenants in the indenture that governs the Notes provide limited protection to holders of the Notes.

The indenture governing the Notes contains covenants limiting our ability to create certain liens, enter into certain sale and leaseback transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person. The covenants addressing limitations on liens and on sale and leaseback transactions do not apply to our subsidiaries and contain exceptions that will allow us to incur liens with respect to material assets. See “Description of Debt Securities” in the accompanying prospectus and “Description of the Notes” in this prospectus supplement. In light of these exceptions, your Notes may be structurally or effectively subordinated to new lenders. The indenture does not limit the amount of additional debt that we or our subsidiaries may incur.

Our credit facility contains covenants that may limit our operations.

The Credit Agreement (as defined herein) governing the 2022 Credit Facility contains certain covenants restricting our operations. For example, the agreement contains affirmative and negative covenants which, among other things, limit our ability to incur new debt, enter into certain mergers and acquisitions, sell assets and grant liens, make restricted payments (including the payment of dividends on our common stock) and capital expenditures, or change our line of business. We are also subject to a financial covenant that requires us to maintain a Total Debt to Total Capital Ratio (as defined in the Credit Agreement) of 0.65 to 1.00 or less. Our ability to meet the financial covenant or any other requirements in the Credit Agreement may be affected by events beyond our control, and we may not be able to satisfy such covenants and requirements. A breach of these covenants or our inability to comply with the financial ratio tests or other restrictions contained in our credit facility could result in an event of default under the Credit Agreement. Upon the occurrence of an event of default under the Credit Agreement, and the expiration of any grace periods, the lenders could elect to declare all amounts outstanding under the credit facility, together with accrued interest, to be immediately due and payable. If this were to occur, our assets may not be sufficient to fully repay the amounts due under our credit facility or our other indebtedness, including the Notes.

Additional debt offerings may have adverse consequences to you.

We may incur additional indebtedness in the future, which may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes as a result of additional interest expense, a loss in the trading value of your Notes and a risk that the credit rating of your Notes may be lowered.

The provisions of the Notes will not necessarily protect you in the event of certain highly leveraged transactions or changes in the composition of our board.

Upon the occurrence of a Change of Control Triggering Event, you will have the right to require us to repurchase the Notes as provided in, and on the terms set forth in, the Notes. However, the Change of Control Triggering Event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by us generally will not constitute a Change of Control (as defined under “Description of the Notes—Certain Covenants—Repurchase Upon Change of Control Triggering Event”) that would potentially lead to a Change of Control Triggering Event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the ratings of the Notes, or, even if they do, may not necessarily constitute a Change of Control Triggering Event that affords you the protections described in this prospectus supplement. If any such transaction were to occur, the value of your Notes could decline. In addition, significant changes in the composition of our board of directors will not in and of themselves constitute a Change of Control.

We may not be able to repurchase all of the Notes, and other notes issued under the indenture, upon the occurrence of a Change of Control Triggering Event, which would result in a default under each series of notes.

We will be required to offer to repurchase each series of the Notes, and other series of notes issued under the indenture, upon the occurrence of a Change of Control Triggering Event as provided in each series of notes.

However, we may not have sufficient funds to repurchase the Notes in cash at such time. In addition, our ability to repurchase the Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time, which agreements may provide that a Change of Control Triggering Event constitutes an event of default or prepayment under such other indebtedness. Our failure to make such a repurchase would result in an event of default under each such series of notes.

Changes in our credit ratings may adversely affect the value of the Notes.

Changes in our credit ratings may affect the value of the Notes. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Such ratings are not recommendations to buy, sell or hold securities, and there can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Each rating should be evaluated independently of any other rating.

Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of your Notes and increase our corporate borrowing costs.

There may not be an active trading market for the Notes.

Each series of the Notes are new issues of securities with no established trading market. We do not intend to list the Notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the Notes, your ability to sell your Notes or the price at which you will be able to sell your Notes. Future trading prices of the Notes will depend on many factors, including, but not limited to, prevailing interest rates, our financial condition and results of operations, prospects for companies in our industry generally, the then-current ratings assigned to the Notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the Notes;

•	the outstanding amount of the Notes;

•	the terms related to the optional redemption of the Notes; and

•	the level, direction and volatility of market interest rates generally.

An increase in market interest rates could result in a decrease in the market value of the Notes.

In general, as market interest rates rise, the market value of notes bearing interest at a fixed rate generally declines. Consequently, if you purchase these Notes and market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

We expect the net proceeds from the sale of the Notes to be approximately $    , after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the Notes (i) to repay a portion of the borrowings outstanding under the 2022 Credit Facility, (ii) to repay the September 2025 Notes and the December 2025 Notes, (iii) for general corporate purposes, including future acquisitions, or (iv) for any combination of the foregoing categories. Pending such application, such proceeds may be temporarily invested in short-term marketable securities.

As of June 30, 2025, there was $1.4 billion outstanding under the 2022 Credit Facility, and $7.0 million of outstanding letters of credit had been issued and were outstanding. At July 31, 2025, there was $2.475 billion outstanding under the 2022 Credit Facility, and $7.1 million of outstanding letters of credit have been issued and are outstanding. Borrowings under the 2022 Credit Facility bear variable interest at a current weighted-average rate of 5.31% per annum. The 2022 Credit Facility matures on July 21, 2027.

As of June 30, 2025, there was $700 million aggregate principal amount outstanding of the September 2025 Notes. The September 2025 Notes mature on September 15, 2025 and bear interest at a rate of 1.000%.

As of June 30, 2025, there was $300 million aggregate principal amount outstanding of the December 2025 Notes. The December 2025 Notes mature on December 15, 2025 and bear interest at a rate of 3.850%.

Certain of the underwriters or their affiliates are lenders under the 2022 Credit Facility and, accordingly, such underwriters and/or their affiliates may receive a portion of the net proceeds from this offering. See “Plan of Distribution.”

CAPITALIZATION

The following table sets forth a summary of our consolidated cash and capitalization on an actual basis and on an as adjusted basis as of June 30, 2025. Our consolidated cash and capitalization, on an as adjusted basis, gives effect to the issuance of the Notes offered by this prospectus supplement and the application of the net proceeds therefrom described above in “Use of Proceeds.” This table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2025 (in millions, except share data)
	Actual	Adjusted for the Offering
Cash and cash equivalents	$242.4	$

Current portion of long-term debt	$999.8	$
Long-term debt:
Notes offered hereby(1)	—
Notes offered hereby(1)	—
Notes offered hereby(1)	—
Other long-term debt, net of current portion(1)	7,859.2

Total debt	$8,859.0
Stockholders’ equity:
Preferred stock, $0.01 par value per share; authorized: 1,000,000 shares; outstanding: none	—		—
Common stock, $0.01 par value per share; authorized: 350,000,000 shares; outstanding: 107,606,185 shares	1.1		1.1
Additional paid-in capital	3,187.1		3,187.1
Retained earnings	16,565.9		16,565.9
Accumulated other comprehensive loss	(104.1)		(104.1)
Treasury stock	(16.1)		(16.1)

Total stockholders’ equity	19,633.9		19,633.9

Total capitalization	$28,492.9	$

(1)	Amounts shown net of debt issuances costs.

DESCRIPTION OF OTHER INDEBTEDNESS

Unsecured Credit Facility

On July 21, 2022, we entered into a credit agreement (the “Credit Agreement”) among us, the financial institutions from time to time party thereto, JPMorgan Chase bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as syndication agents, and Mizuho Bank, Ltd., MUFG Bank, Ltd., PNC Bank, National Association, TD Bank, N.A., Truist Bank, and U.S. Bank, National Association, as documentation agents, whereby we participate in a five-year unsecured credit facility (the “2022 Credit Facility”), which replaced our previous $3 billion unsecured credit facility. The 2022 Credit Facility comprises a five-year $3.5 billion revolving credit facility, which includes availability of up to $150 million for letters of credit. We may also, subject to compliance with specified conditions, request additional term loans or revolving credit commitments in an aggregate amount not to exceed $500 million. At June 30, 2025, we had $1.4 billion of borrowings outstanding under the 2022 Credit Facility and $7.0 million of outstanding letters of credit. At July 31, 2025, we had $2.475 billion of borrowings outstanding under the 2022 Credit Facility and $7.1 million of outstanding letters of credit.

We will have the right to add foreign subsidiaries as borrowers under the 2022 Credit Facility, subject to the satisfaction of specified conditions. We will guarantee the payment and performance by the foreign subsidiary borrowers of their obligations under the 2022 Credit Facility. Our obligations under the 2022 Credit Facility are not guaranteed by any of our subsidiaries. However, we have the right, subject to the satisfaction of certain conditions set forth in the 2022 Credit Facility, to cause any of our wholly-owned domestic subsidiaries to become guarantors.

Loans under the 2022 Credit Facility can be borrowed as term Secured Overnight Financing Rate (“SOFR”) loans or ABR (as defined in the Credit Agreement) loans, at our option. Each term SOFR loan will bear interest at a rate per annum equal to the applicable Adjusted Term SOFR Rate (as defined in the Credit Agreement) rate plus a spread ranging from 0.795% to 1.300%, as determined by our senior unsecured long-term debt rating at such time. Based on our current rating, the spread for SOFR loans would be 0.910%. Each ABR loan will bear interest at a rate per annum equal to ABR plus a spread ranging from 0.000% to 0.300%, as determined by our senior unsecured long-term debt rating at such time. Based on the Company’s current rating, the spread for ABR loans would be 0.000%.

Outstanding letters of credit issued under the 2022 Credit Facility will be charged a quarterly fee based on our senior unsecured long-term debt rating. Based on our current rating, the quarterly fee would be payable at a rate of 0.910% per annum, plus a fronting fee of 0.125% per annum on the undrawn and unexpired amount of all letters of credit.

Additionally, we will pay a quarterly facility fee on the used and unused portions of the 2022 Credit Facility based on our senior unsecured long- term debt rating. Based on our current rating, the quarterly fee would accrue at a rate of 0.090% per annum.

Borrowings outstanding under the 2022 Credit Facility may be accelerated upon the occurrence of customary events of default. The 2022 Credit Facility contains various affirmative and negative covenants which, among other things, limit our ability to incur new debt, enter into certain mergers and acquisitions, sell assets and grant liens, make restricted payments (including the payment of dividends on our common stock) and capital expenditures, or change our line of business. The Credit Agreement requires us to maintain a Total Debt to Total Capital Ratio (as defined in the Credit Agreement) of 0.65 to 1.00 or less. Borrowings under the Credit Agreement are prepayable at our option at any time in whole or in part without premium or penalty.

Senior Notes due 2029, 2032, and 2034

In August 2024, we completed a public offering of $500 million aggregate principal amount of 4.500% senior notes due October 15, 2029 (the “New 2029 Notes”), $500 million aggregate principal amount of 4.750%

senior notes due February 15, 2032 (the “2032 Notes”), and $1 billion aggregate principal amount of 4.900% senior notes due October 15, 2034 (the “2034 Notes”), of which all amounts remain outstanding as of the date of this prospectus supplement. Net proceeds of $1.975 billion were used to repay a portion of the borrowings outstanding under the 2022 Credit Facility, to repay a portion of the 2.350% senior unsecured notes due September 15, 2024, and for general corporate purposes and acquisitions, including the acquisition of Transact Campus, Inc.

The New 2029 Notes bear interest at the rate of 4.500% per year, the 2032 Notes at the rate of 4.750% per year and the 2034 Notes at the rate of 4.900% per year. Interest on the New 2029 Notes and the 2034 Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2025. Interest on the 2032 Notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2025.

We may redeem some or all of these notes at any time or from time to time, at 100% of their principal amount, plus with respect to any redemption prior to September 15, 2029 in the case of the New 2029 Notes, December 15, 2031 in the case of the 2032 Notes, and July 15, 2034 in the case of the 2034 Notes, a make-whole premium based on a spread to U.S. Treasury securities.

The New 2029 Notes, the 2032 Notes, and the 2034 Notes are unsecured senior obligations of ours and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including the Notes offered hereby. The New 2029 Notes, the 2032 Notes, and the 2034 Notes are effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The New 2029 Notes, the 2032 Notes, and the 2034 Notes are not guaranteed by any of our subsidiaries and are effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In addition, upon a Change of Control Triggering Event (as defined in the New 2029 Notes, the 2032 Notes, and the 2034 Notes, respectively), the terms require us to repurchase all or part of each holder’s New 2029 Notes, the 2032 Notes, and the 2034 Notes for cash equal to 101% of the aggregate principal amount purchased plus accrued and unpaid interest, if any.

Senior Notes due 2025, 2027, and 2031

In September 2020, we completed a public offering of $700 million aggregate principal amount of 1.000% senior unsecured notes due September 15, 2025 (the “September 2025 Notes”), $700 million aggregate principal amount of 1.400% senior unsecured notes due September 15, 2027 (the “2027 Notes”), and $1 billion aggregate principal amount of 1.750% senior unsecured notes due February 15, 2031 (the “2031 Notes”), of which all amounts remain outstanding as of the date of this prospectus supplement. Net proceeds, together with cash on hand and borrowings under the credit agreement in place at the time, were used to fund the purchase price of the acquisition of Vertafore, Inc. and related costs.

The September 2025 Notes and the 2027 Notes bear interest at a fixed rate of 1.000% and 1.400% per year, respectively, payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2021. The 2031 Notes bear interest at a fixed rate of 1.750% per year, payable semi- annually in arrears on February 15 and August 15 of each year, beginning February 15, 2021.

We may redeem some or all of these notes at any time or from time to time, at 100% of their principal amount, plus with respect to any redemption prior to August 15, 2025 in the case of the September 2025 Notes, July 15, 2027 in the case of the 2027 Notes, and November 15, 2030 in the case of the 2031 Notes, a make-whole premium based on a spread to U.S. Treasury securities.

The September 2025 Notes, the 2027 Notes, and the 2031 Notes are unsecured senior obligations of ours and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including the Notes offered hereby. The September 2025 Notes, the 2027 Notes, and 2031 Notes are effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The September 2025 Notes, the 2027 Notes, and the 2031 Notes are not guaranteed by any of our subsidiaries and are effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In addition, upon a Change of Control Triggering Event (as defined in the September 2025 Notes, the 2027 Notes, and the 2031 Notes, respectively), the terms require us to repurchase all or part of each holder’s September 2025 Notes, 2027 Notes, and 2031 Notes for cash equal to 101% of the aggregate principal amount purchased plus accrued and unpaid interest, if any. We intend to repay the outstanding September 2025 Notes with a portion of the new proceeds from this offering.

Senior Notes due 2030

In June 2020, we completed a public offering of $600 million aggregate principal amount of 2.000% senior unsecured notes due June 30, 2030 (the “2030 Notes”), of which all amounts remain outstanding as of the date of this prospectus supplement. Net proceeds of $588 million were used for general corporate purposes, including acquisitions.

The 2030 Notes bear interest at a fixed rate of 2.000% per year, payable semi-annually in arrears on June 30 and December 30 of each year, beginning December 30, 2020.

We may redeem some or all of the 2030 Notes at any time or from time to time, at 100% of their principal amount, plus with respect to any redemption prior to March 30, 2030, a make-whole premium based on a spread to U.S. Treasury securities.

The 2030 Notes are unsecured senior obligations of ours and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including the Notes offered hereby. The 2030 Notes are effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The 2030 Notes are not guaranteed by any of our subsidiaries and are effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In addition, upon a Change of Control Triggering Event (as defined in the 2030 Notes), the terms require us to repurchase all or part of each holder’s 2030 Notes for cash equal to 101% of the aggregate principal amount purchased plus accrued and unpaid interest, if any.

Senior Notes due 2029

In August 2019, we completed a public offering of $700 million aggregate principal amount of 2.950% senior unsecured notes due September 15, 2029 (the “2029 Notes”), of which all amounts remain outstanding as of the date of this prospectus supplement.

The 2029 Notes bear interest at a fixed rate of 2.950% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2020.

We may redeem some or all of these notes at any time or from time to time, at 100% of their principal amount, plus with respect to any redemption prior to June 15, 2029 in the case of the 2029 Notes, a make-whole premium based on a spread to U.S. Treasury securities.

The 2029 Notes are unsecured senior obligations of ours and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including the Notes offered hereby. The 2029 Notes are effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The 2029 Notes are not guaranteed by any of our subsidiaries and are effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In addition, upon a Change of Control Triggering Event (as defined in the 2029 Notes), the terms require us to repurchase all or part of each holder’s 2029 Notes for cash equal to 101% of the aggregate principal amount purchased plus accrued and unpaid interest, if any.

Senior Notes 2028

In August 2018, we completed a public offering of $800 million aggregate principal amount of 4.200% senior unsecured notes due September 15, 2028 (the “2028 Notes”), of which all amounts remain outstanding as of the date of this prospectus supplement.

The 2028 Notes bear interest at a fixed rate of 4.200% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2019.

We may redeem some or all of these notes at any time or from time to time, at 100% of their principal amount, plus with respect to any redemption prior to June 15, 2028, a make-whole premium based on a spread to U.S. Treasury securities.

The 2028 Notes are unsecured senior obligations of ours and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including the Notes offered hereby. The 2028 Notes are effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The 2028 Notes are not guaranteed by any of our subsidiaries and are effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In addition, upon a Change of Control Triggering Event (as defined in the 2028 Notes), the terms require us to repurchase all or part of each holder’s 2028 Notes for cash equal to 101% of the aggregate principal amount purchased plus accrued and unpaid interest, if any.

Senior Notes due 2026

In December 2016, we completed a public offering of $700 million aggregate principal amount of 3.80% senior unsecured notes due December 15, 2026 (the “2026 Notes”), of which all amounts remain outstanding as of the date of this prospectus supplement.

The 2026 Notes bear interest at a fixed rate of 3.80% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2017.

We may redeem some or all of these notes at any time or from time to time, at 100% of their principal amount, plus with respect to any redemption prior to September 15, 2026, a make-whole premium based on a spread to U.S. Treasury securities.

The 2026 Notes are unsecured senior obligations of ours and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including the Notes offered hereby. The 2026 Notes are effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The 2026 Notes are not guaranteed by any of our subsidiaries and are effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In addition, upon a Change of Control Triggering Event (as defined in the 2026 Notes), the terms require us to repurchase all or part of each holder’s 2026 Notes for cash equal to 101% of the aggregate principal amount purchased plus accrued and unpaid interest, if any.

Senior Notes due 2025

In December 2015, we completed a public offering of $300 million aggregate principal amount of 3.85% senior notes due December 15, 2025 (the “December 2025 Notes”).

The December 2025 Notes bear interest at a fixed rate of 3.85% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2016.

We may redeem some or all of these notes at any time or from time to time, at 100% of their principal amount, plus with respect to any redemption prior to September 15, 2025, a make-whole premium based on a spread to U.S. Treasury securities.

The December 2025 Notes are unsecured senior obligations of ours and rank senior in right of payment to all of our existing and future subordinated indebtedness and rank equally in right of payment with all of our existing and future unsecured senior indebtedness. The December 2025 Notes are effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The December 2025 Notes are not guaranteed by any of our subsidiaries and are effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In addition, upon a Change of Control Triggering Event (as defined in the December 2025 Notes), the terms require us to repurchase all or part of each holder’s December 2025 Notes for cash equal to 101% of the aggregate principal amount purchased plus accrued and unpaid interest, if any. We intend to repay the outstanding December 2025 Notes with a portion of the new proceeds from this offering.

DESCRIPTION OF THE NOTES

The summary herein of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. The following description of the particular terms of the Notes supplements the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” beginning on page 10 of the accompanying prospectus.

General

For purposes of this section, references to “we,” “us” and “our” are references to Roper Technologies, Inc. only and not to any of its subsidiaries. We will issue the Notes under the indenture, dated as of November 26, 2018 (the “Indenture”), between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). A copy of the Indenture may be obtained from us. You can find definitions of certain capitalized terms relating to the Notes as used in the Indenture in this description and in the accompanying prospectus under “Description of Debt Securities—Certain Definitions.” The following summary supplements the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” beginning on page 10 of the accompanying prospectus.

We will issue the Notes in fully registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar. We may change any paying agent and registrar without notice to holders of the Notes (the “Holders”). We will pay principal (and premium, if any) on the Notes at the Trustee’s corporate office in New York, New York. At our option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders.

The Notes will not be guaranteed by any of our subsidiaries. The Notes will not be entitled to the benefit of any mandatory sinking fund.

Principal, Maturity and Interest

We will issue $     aggregate principal amount of the      Notes, $    aggregate principal amount of the      Notes and $     aggregate principal amount of the      Notes in this offering. The      Notes will mature on     ,     , the      Notes on     ,    , and the      Notes on     ,     . Interest on the Notes will accrue at the respective rates per annum shown on the cover of this prospectus supplement. Interest on the      Notes, the      Notes and the      Notes will be payable semi-annually in arrears on each      and     , beginning     ,      to the persons who are registered Holders at the close of business on      and      whether or not a business day, immediately preceding the applicable interest payment date.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the issue date. If any interest payment date, Redemption Date (as defined below), repurchase date or maturity date falls on a day which is not a business day, payment of interest, principal and premium, if any, with respect to such Notes will be made on the next business day with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

We may from time to time without notice to, or the consent of, any Holder, create and issue additional notes under the Indenture, equal in rank to the Notes offered hereby in all respects (or in all respects except for the issue date, the issue price and, if applicable, the initial interest payment date) so that the additional notes may be consolidated and form a single series with the applicable series of Notes offered hereby, and have the same terms as to status, redemption and otherwise as the applicable series of Notes offered hereby; provided, however, that if the additional notes are not fungible with the applicable series of Notes offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

We will pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue payments of the principal, purchase price and redemption price of the Notes from time to time on demand at the rate then borne by the Notes offered hereby; and will pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue installments of interest, if any (without regard to any applicable grace periods) on the Notes offered hereby from time to time on demand at the same rate to the extent lawful.

Ranking

The Notes will be our unsecured senior obligations and will:

•	rank senior in right of payment to all of our existing and future subordinated indebtedness;

•	rank equally in right of payment with all of our existing and future unsecured senior indebtedness;

•	be effectively subordinated in right of payment to all of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries.

As of June 30, 2025, the Notes would have been effectively subordinated to approximately $2.7 billion of obligations of our subsidiaries.

Optional Redemption

Prior to     ,      (  month(s) prior to the maturity date of the      Notes) in the case of the      Notes,     ,      (  month(s) prior to the maturity date of the      Notes) in the case of the      Notes and     ,      (  month(s) prior to the maturity date of the      Notes) in the case of the      Notes (as applicable, a “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

1.

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points in the case of the      Notes, basis points in the case of the      Notes and basis points in the case of the      Notes, less (b) interest accrued to the date of redemption; and

2.	100% of the principal amount of Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, we may redeem each series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice may, in our discretion, be subject to the satisfaction or waiver of one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing or other corporate transaction, provided that if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied by the date of redemption (including as it may be postponed), provided that if we have requested that the Trustee provide the notice of redemption to the holders, then we must provide the Trustee with notice of such rescission or any delay in the redemption date no less than two business days prior to the giving of notice of redemption.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC, Euroclear or Clearstream (or another depositary), the redemption of the Notes shall be made in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Certain Covenants

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the Notes as described under “— Optional Redemption” above, we will be required to make an offer to repurchase all or, at the Holder’s option, any part (equal to $2,000 or any multiple of $1,000 in excess thereof), of each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to Holders of the Notes, with a copy to the Trustee for the Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. We must comply with the requirements of applicable securities laws and regulations in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•	no later than 10:00 a.m. New York time, deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by us.

The paying agent will be required to promptly mail, to each Holder who properly tendered Notes, the purchase price for such Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer. If such third party terminates or defaults its offer, we will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict. For purposes of the repurchase provisions of the Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to one or more persons, other than to us or one of our subsidiaries; (2) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of our Voting Stock; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of us or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to our liquidation or dissolution. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by both Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement of the Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change. Unless at least one Rating Agency is providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Moody’s and S&P; and (b) if any of the Rating Agencies ceases to provide rating services to issuers or investors, and no Change of Control Triggering Event has occurred or is occurring, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act that is selected by us (as certified by a resolution of our board of directors) as a replacement for Moody’s or S&P, or both of them, as the case may be, and that is reasonably acceptable to the Trustee.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Limitations on Liens

With respect to each series of debt securities, we will not issue, incur, create, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or upon any of the Capital Stock or Indebtedness of any of our Significant Subsidiaries (whether such Principal Property, or Capital Stock or Indebtedness is now existing or owed or is hereafter created or acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured Indebtedness, or the grant of such Lien, that the debt securities of the applicable series (together, if we shall so determine, with any other Indebtedness of or guarantee by us ranking equally with the debt securities) shall be secured equally and ratably with (or, at our option, prior to) such secured Indebtedness. The foregoing restriction, however, will not apply to any of the following:

•	Liens existing on the Issue Date;

•

Liens on assets or property of a person at the time it becomes a Subsidiary, securing Indebtedness of such person, provided such Indebtedness was not incurred in connection with such person or entity becoming a Subsidiary and such Liens do not extend to any assets other than those of the person becoming a Subsidiary;

•

Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our Subsidiaries, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction by which such person was merged into or consolidated with us or any of our Subsidiaries;

•

Liens existing on assets created at the time of, or within the 12 months following, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of (in each case including related costs and expenses), such assets;

•

Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to above, so long as such Lien is limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced, and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding);

•

Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books in conformity with generally accepted accounting principles;

•

Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

•

Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

•	Liens in favor of only us or one or more of our Subsidiaries;

•	Liens in favor of the Trustee securing Indebtedness owed under the Indenture to the Trustee and granted in accordance with the Indenture; and

•	Liens to secure Hedging Obligations.

Notwithstanding the restrictions in the preceding paragraph, we will be permitted to incur Indebtedness, secured by Liens otherwise prohibited by this covenant, which, together with the value of Attributable Debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Lease- Back Transactions” covenant below, do not exceed 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the Lien.

Limitation on Sale and Lease-Back Transactions

We will not enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or any such Sale and Lease-Back Transaction between us and one of our Subsidiaries or between our Subsidiaries, unless: we or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the debt securities, pursuant to the covenant described above under the caption “—Limitations on Liens” or (b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our board of directors) and we apply an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days of such Sale and Lease-Back Transaction to any (or a combination) of (i) the prepayment or retirement of the debt securities, (ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Indebtedness of us or of one of our Subsidiaries (other than Indebtedness that is subordinated to the debt securities or Indebtedness owed to us or one of our Subsidiaries) that matures more than 12 months after its creation or (iii) the purchase, construction, development, expansion or improvement of other comparable property.

Notwithstanding the restrictions in the preceding paragraph, we will be permitted to enter into Sale and Lease-Back Transactions otherwise prohibited by this covenant, which, together with all Indebtedness outstanding pursuant to the second paragraph of the “—Limitations on Liens” covenant above, do not exceed 15% of Consolidated Net Tangible Assets measured at the closing date of the Sale and Lease-Back Transaction.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the definition of all terms used herein for which no definition is provided.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities then outstanding under the Indenture (including the Notes) and any securities then outstanding under the Indenture, dated as of August 4, 2008, between Roper Industries, Inc. (now known as Roper Technologies, Inc.) and the Trustee) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Capital Stock” means:

(1) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2) with respect to any person that is not a corporation, any and all partnership, membership or other equity interests of such person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Consolidated Net Tangible Assets” means, as of any date on which we effect a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the aggregate amount of assets (less applicable reserves) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and obligations under capital leases; and (b) intangible assets (including goodwill), to the extent included in said aggregate amount of assets, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles in the United States of America applied on a consistent basis.

“Default” means any event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Hedging Obligations” means:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices; and

(4) other agreements or arrangements designed to protect against fluctuations in equity prices.

“Indebtedness” means with respect to any person, without duplication:

(1) all obligations of such person for borrowed money; and

(2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments. “Issue Date” means the date of original issuance of a series of debt securities but not any additional debt securities.

“Lien” means any lien, mortgage, deed of trust, hypothecation, pledge, security interest, charge or encumbrance of any kind.

“Principal Property” means the land, improvements, buildings, fixtures and equipment (including any leasehold interest therein) constituting our principal corporate office, any manufacturing plant, or any manufacturing, distribution or research facility (in each case, whether now owned or hereafter acquired) which is owned or leased by us, unless our board of directors has determined in good faith that such office, plant or facility is not of material importance to the total business conducted by us and our Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by us to such person.

“Significant Subsidiary”, with respect to any person, means, any Subsidiary of such person that satisfies the criteria for a “significant subsidiary” as set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” means any corporation, limited liability company, limited partnership or other similar type of business entity in which we and/or one or more of our Subsidiaries together own more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or similar governing body of such corporation, limited liability company, limited partnership or other similar type of business entity, directly or indirectly.

Book-Entry; Delivery and Form

Global Notes

We will issue the Notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream or Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by NYSE Euronext and the Financial Industry Regulatory Authority, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Notes to beneficial owners of the Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change or differing interpretation, possibly on a retroactive basis, which may result in U.S. federal income tax consequences different from those set forth below. No ruling from the Internal Revenue Service (“IRS”) or opinion of counsel has been or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the acquisition, ownership or disposition of the Notes.

This discussion applies only to beneficial owners of Notes that acquire the Notes upon their initial issuance at their initial “issue price,” which will equal the first price at which a substantial amount of such series of the Notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the Notes as “capital assets” within the meaning of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that might be important to particular holders in light of their individual circumstances (such as the effects of Section 451(b) of the Code) or the U.S. federal income tax consequences applicable to holders that may be subject to special tax rules, including without limitation banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt entities, government instrumentalities, pension funds, retirement plans and other tax-deferred accounts, cooperatives, entities or arrangements classified as partnerships for U.S. federal income tax purposes or investors therein, S corporations or investors therein, brokers or dealers in securities, currencies or notional principal contracts, traders in securities that elect to use a mark-to-market method of accounting, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, certain former citizens or residents of the United States, persons holding the Notes as part of a hedging, conversion transaction, a straddle or other risk reduction transaction, persons deemed to sell the Notes under the constructive sale provisions of the Code, “controlled foreign corporations” or “passive foreign investment companies” (within the meanings of the Code), or persons acquiring Notes in this offering that have their debt securities repaid or redeemed with the proceeds of this offering. This discussion does not address any U.S. federal estate and gift tax consequences, alternative minimum tax consequences, tax treaties, non-U.S. tax consequences, or U.S. federal non-income, state or local tax consequences of the acquisition, ownership or disposition of the Notes. Accordingly, potential purchasers of the Notes should consult their own tax advisors regarding the U.S. federal income tax consequences to them of the acquisition, ownership and disposition of the Notes in their particular circumstances.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Note that is, or is treated as, for U.S. federal income tax purposes:

•

a citizen or individual resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation created or organized in or under the laws of the United States, any State thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) it is subject to the primary supervision of a court within the United States and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) a valid election is in place under applicable Treasury regulations to treat such trust as a “United States person” (as defined in the Code).

As used in this discussion, the term “Non-U.S. Holder” means any beneficial owner of a Note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership (or other flow-through entity) for U.S. federal income tax purposes. For the purposes of this discussion, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”

If an entity or arrangement treated as a partnership (or other flow-through entity) for U.S. federal income tax purposes is a beneficial owner of a Note, the tax treatment of a partner (or other owner of the entity) generally will depend upon the status of the partner (or other owner) and the activities of the entity. Such entities and owners of such entities should consult their tax advisors about the U.S. federal income and other tax consequences of the acquisition, ownership, and disposition of a Note.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES TO THEM OF ACQUIRING, OWNING OR DISPOSING OF NOTES UNDER U.S. FEDERAL NON-INCOME, NON-U.S., STATE, OR LOCAL TAX LAWS, ANY TAX TREATIES, AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

Certain Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest and principal on the Notes (as described above under “Description of the Notes—Certain Covenants—Repurchase Upon Change of Control Triggering Event”). Treasury regulations provide special rules for “contingent payment debt instruments” which, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to the Notes to be different from the consequences discussed below. Pursuant to the applicable Treasury regulations, however, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the date the Notes are issued) are ignored. Although the matter is not free from doubt, we believe the possibility of making additional payments on the Notes is remote and/or incidental. Therefore, we do not intend to treat the Notes as contingent payment debt instruments. Our treatment will be binding on all Holders, except a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the Note was acquired. Our treatment is not binding on the IRS, however, which may take a contrary position and treat the Notes as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

U.S. Federal Income Taxation of U.S. Holders

Payments of Interest

A U.S. Holder generally must include payments of stated interest on the Notes as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the stated principal amount of a series of the Notes exceeds the issue price thereof by more than a de minimis amount (as set forth in the applicable Treasury regulations), a U.S. Holder (regardless of its method of tax accounting) will be required to include such excess in income as “original issue discount” as it accrues generally in accordance with a constant yield method (unless otherwise accelerated) before the receipt of cash payments attributable to this income. It is anticipated, and this discussion assumes, that each series of the Notes will be issued at par or at a discount that is less than de minimis for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of Notes, a U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption, retirement or other taxable disposition of the Notes (other than amounts attributable to accrued but unpaid interest which would be treated as interest as described above in “—Payments of Interest” to the extent such interest has not been previously included in income), and (ii) the U.S. Holder’s adjusted U.S. federal income tax basis in the Notes. The amount realized by a U.S. Holder generally is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption, retirement or other taxable disposition. A U.S. Holder’s adjusted U.S. federal income tax basis in the Notes generally will be its cost for the Notes, decreased by the amount of any payments, other than qualified stated interest payments, received with respect to such Notes.

The gain or loss a U.S. Holder recognizes on the sale, exchange, redemption, retirement or other taxable disposition of the Notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder has held the Notes for more than 12 consecutive months. Long-term capital gains of non-corporate taxpayers generally are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its tax advisor regarding the deductibility of capital losses in its particular circumstances.

Tax on “Net Investment Income”

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% additional tax on the lesser of (i) their “net investment income” (or “undistributed net investment income,” in the case of estates and trusts) and (ii) the excess of the U.S. Holder’s modified adjusted gross income over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances, and in the case of an estate or trust, the dollar amount at which the highest income tax bracket applicable to an estate or trust begins). A U.S. Holder’s net investment income generally will include its gross interest income and its net gains from the sale, exchange, redemption, retirement or other taxable disposition of a Note, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders should consult their tax advisors regarding the applicability of this additional tax.

Backup Withholding and Information Reporting

In general, a U.S. Holder that is not an “exempt recipient” (such as corporations and tax exempt organizations that properly establish their exemption) will be subject to U.S. federal backup withholding tax at the applicable rate (currently 24%) with respect to payments of interest on the Notes and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of the Notes, unless the U.S. Holder provides its taxpayer identification number (which for an individual is generally the individual’s Social Security Number) to the paying agent and certifies, under penalties of perjury, that it is not subject to backup withholding on an IRS Form W-9 and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the Notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder that is not an exempt recipient generally will be subject to information reporting requirements.

U.S. Federal Income Taxation of Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—Effectively Connected Income,” “—Backup Withholding and Information Reporting,” and “—FATCA,” a Non-U.S. Holder generally will be exempt from U.S. federal income tax and withholding tax on interest paid on the Notes under the “portfolio interest exemption” so long as:

•	the Non-U.S. Holder does not conduct a trade or business within the United States to which the interest income is effectively connected;

•

the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 881(c)(3)(B) of the Code and the Treasury regulations thereunder; and

•

either (i) the Non-U.S. Holder certifies under penalties of perjury on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, that it is not a “United States person” (as defined in the Code), and provides its name, address, and U.S. taxpayer identification number, if any; (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and that holds the Notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder and furnishes to us a copy thereof; or (iii) the Non-U.S. Holder holds its Notes directly through a “qualified intermediary” and such qualified intermediary has entered into a withholding agreement with the IRS and certain other conditions are satisfied.

A Non-U.S. Holder that does not qualify for exemption from withholding as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the Notes. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the Notes is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes to us a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, establishing the reduction or exemption under an applicable income tax treaty and the Non-U.S. Holder complies with any other applicable procedures. Alternatively, a Non-U.S. Holder may be exempt from U.S. withholding tax if it provides a properly executed IRS Form W-8ECI, or appropriate successor form, certifying that interest paid on the Note is not subject to withholding tax because the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (as discussed below under “—Effectively Connected Income”).

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Subject to the discussions below under “—Effectively Connected Income,” “—Backup Withholding and Information Reporting,” and “—FATCA,” generally, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of a Note (other than amounts attributable to accrued but unpaid interest which would be treated as interest described above in “—Payments of Interest” to the extent such interest has not been previously included in income) will be exempt from U.S. federal income and withholding tax, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

•	the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, and certain other requirements are met.

If a Non-U.S. Holder is described in the first bullet point, see “—Effectively Connected Income” below. If a Non-U.S. Holder is described in the second bullet point, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower rate applies under an applicable income tax treaty) on the amount by which the Non-U.S. Holder’s capital gains allocable to U.S. sources, including gain from such sale, exchange, redemption, retirement or other taxable disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

Effectively Connected Income

If interest, gain or other income recognized by a Non-U.S. Holder on a Note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net-income basis on such interest, gain or other income as if it were a “United States person” (as defined in the Code), but will not be subject to the withholding tax discussed above, provided the Non-U.S. Holder provides us with a properly completed and executed IRS Form W-8ECI (or appropriate successor form). In addition, if the Non-U.S. Holder is a corporation, it may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) on such Non-U.S. Holder’s earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

Backup Withholding and Information Reporting

We may be required to report annually to the IRS and to a Non-U.S. Holder the amount of interest, and proceeds from the sale, exchange, redemption, retirement or other taxable disposition paid by us to a Non-U.S. Holder and the tax withheld from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable income tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Under some circumstances, U.S. Treasury regulations may require backup withholding and additional information reporting on payments on the Notes. Such backup withholding and additional information reporting generally will not apply to payments on the Notes made by us or our paying agent to a Non-U.S. Holder if the certification described above under “—Payments of Interest” is timely received from the Non-U.S. Holder. Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS in a timely matter.

Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

FATCA

Pursuant to Sections 1471 through 1474 of the Code, any current or future Treasury regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code (“FATCA”), foreign financial institutions (which term includes most non-U.S. hedge funds, private equity funds, mutual funds and other investment vehicles) and certain other foreign entities generally must comply with information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on certain U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution that does not comply with the FATCA reporting requirements will be subject to a 30% U.S. withholding tax on certain U.S.-source payments, including U.S.-source interest, and, subject to the discussion of proposed Treasury regulations below, on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest, including amounts paid to a foreign financial institution on behalf of a Holder. FATCA also generally imposes a withholding tax of 30% on such payments made to certain nonfinancial foreign entities unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect “substantial United States owners” (as defined in the Code) of the entity. This regime generally applies to payments of interest on the Notes and, subject to the discussion of proposed Treasury regulations below, to the payment on the Notes at maturity, as well as the proceeds of any sale or other disposition of the Notes. However, the IRS has issued proposed Treasury regulations that would eliminate the application of this regime with respect to payments of gross proceeds (but not interest). Pursuant to these proposed Treasury regulations, we and any applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or until the proposed Treasury regulations are rescinded. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts to Holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, Holders might be eligible for refunds or credits of such taxes. Prospective investors are urged to consult with their tax advisors regarding the possible implications of FATCA on their investment in the Notes.

UNDERWRITING

BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. We have entered into a firm commitment underwriting agreement, dated the date of this prospectus supplement, with the representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed severally to purchase, the principal amount of the    Notes, the     Notes and the     Notes that appear opposite each underwriter’s name in the following table:

Underwriter	Principal Amount of Notes	Principal Amount of Notes	Principal Amount of Notes
BofA Securities, Inc.	$	$	$
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
PNC Capital Markets LLC
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.

Total	$	$	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the Notes from us, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the Notes if any of them are purchased.

The underwriters have advised us that they propose to offer the Notes to the public at the public offering prices set forth on the cover of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price minus a selling concession not in excess of  % of the principal amount for the      Notes,  % of the principal amount for the      Notes, and  % of the principal amount for the      Notes. The underwriters may allow, and such dealers may re-allow, a selling concession not in excess of % of the principal amount of the      Notes,  % of the principal amount of the      Notes, and     % of the principal amount of the      Notes to certain other dealers. After the initial public offering of the Notes, the underwriters may change the public offering price and any other selling terms.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering:

Paid by Roper Technologies, Inc.
Per	Note		%
Per	Note		%
Per	Note		%

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $  .

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Notes are new issues of securities with no established trading market. We do not intend to list the Notes on any securities exchange or on any automated quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

We expect that delivery of the Notes will be made to investors on or about     , 2025, which is the    business day following the date of this prospectus supplement (such settlement being referred to as “T+  ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle within one business day (“T+1”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement or the following    business days will be required, by virtue of the fact that the Notes initially settle in T+  , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of this prospectus supplement or on the following    business days should consult their advisors.

We have agreed, during the period from the date of the underwriting agreement until the first business day immediately following the delivery of the Notes, not to offer, sell, contract to sell or otherwise dispose of any debt securities that are substantially similar to the Notes (other than commercial paper issued in the ordinary course of business), without the prior written consent of the representatives.

In connection with the offering of the Notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes.

The underwriters may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.

Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

Other Relationships

In the ordinary course of business, the underwriters or their affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for us and our subsidiaries for which they have received or will receive customary compensation.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of each of the underwriters are lenders under the 2022 Credit Facility, for which these underwriters and affiliates have been paid customary fees.

Selling Restrictions

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA” ). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended or superseded (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the FSMA and the UK Prospectus Regulation.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in Article 2(e) of the UK Prospectus Regulation) who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as “Relevant Persons.” In the UK, the Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus, or their contents. The Notes are not being offered to the public in the UK. In addition, in the UK, the Notes may not be offered other than by an agent that:

(a)

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.

Hong Kong

WARNING: This prospectus supplement has not been reviewed or approved by any regulatory authority in Hong Kong, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither has it been registered with the Registrar of Companies in Hong Kong. You are advised to exercise caution in relation to any offer of the Notes. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

The Notes have not been offered or sold and may not and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the laws of Hong Kong) (the “CWUMPO”) and which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the Notes has been, may be or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

This offering of the Notes has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No.25 of April 13, 1948, as amended) (the “Financial Instruments and Exchange Act”). Accordingly, the Notes will not be offered or sold, and each underwriter has represented and agreed that it will not offer or sell any Notes or any interest therein, directly or indirectly, in Japan or to, or for the account of or the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of or the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that (a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, (b) has not offered or sold and will not offer or sell any Notes, and (c) has not made and will not make any Notes to be the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A), Section 276(3)(c) or Section 276(4)(c) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “Regulations”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan.

Abu Dhabi Global Market

This document relates to an Exempt Offer in the Abu Dhabi Global Market (“ADGM”) in accordance with Market Rules of the ADGM Financial Services Regulatory Authority (“FSRA”). This document is intended for distribution only to persons of a type specified in the Markets Rules of the FSRA. It must not be delivered to, or relied on by, any other person. The FRSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The FRSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The Notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this document, you should consult an authorized financial advisor.

In relation to its use in the ADGM, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Notes may not be offered or sold directly or indirectly to the public in the ADGM.

Dubai International Financial Centre

This document relates to an Exempt Offer in the Dubai International Financial Centre (the “DIFC”) in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The Notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this document, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Notes may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC and the ADGM) other than in compliance with the laws of the United Arab

Emirates (and the DIFC and the ADGM) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the DIFC and the ADGM) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the DFSA, the FSRA or any other relevant licensing authority in the United Arab Emirates.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the debt securities in circumstances that would require disclosure under Chapter 6D.2 or Part 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase of any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this document nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:

•

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Chapter 6D.2 or Part 7.9 of the Corporations Act;

•

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

•

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

•	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

•	such action does not require any document to be lodged with ASIC or any other governmental agency.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Certain legal matters regarding the Notes offered hereby will be passed upon for us by Jones Day, Atlanta, Georgia, and for the underwriters by Winston & Strawn LLP, Houston, Texas.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of four entities because they were acquired by the Company in purchase business combinations during 2024), have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

All reports we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our annual proxy statements, as well as any amendments to those reports, are accessible at no cost on our website at www.ropertech.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These filings are also accessible on the SEC’s website at www.sec.gov. Except as expressly set forth below, we are not incorporating by reference the contents of our website or the SEC’s website into this prospectus supplement.

As permitted by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and all filings pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequently filed with the SEC prior to the termination of the offering under this prospectus supplement, provided, however, that we are not incorporating by reference any document or item within a document deemed to have been furnished rather than filed in accordance with SEC rules:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2024;

(b)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025;

(c)	our Current Reports on Form 8-K filed on April 14, 2025 and June 11, 2025; and

(d)

the portions of our Definitive Proxy Statement on Schedule 14A for our 2025 annual meeting of stockholders filed on April 25, 2025 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

PROSPECTUS

Roper Technologies, Inc.

The following are types of securities that may be offered and sold by Roper Technologies, Inc. or by selling security holders under this prospectus from time to time:

•	Common stock

•	Purchase contracts

•	Debt securities
•	Warrants

•	Preferred stock

•	Units

The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus, together with any applicable prospectus supplement, carefully before you invest.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

•	Maturity

•	Interest rate

•	Currency of payments

•	Dividends
•	Redemption terms

•	Listing on a security exchange

•	Amount payable at maturity

•	Conversion or exchange rights
•	Liquidation amount

•	Subsidiary guarantees

•	Sinking fund terms

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol ROP. On October 23, 2024, the reported last sale price on Nasdaq for our common stock was $542.94 per share.

Investing in these securities involves certain risks. See “Item lA-Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2024

i

SUMMARY

Roper Technologies, Inc.

References in this section to “Roper,” the “Company,” “we,” “us” and “our” or similar terms are to Roper Technologies, Inc. and our consolidated subsidiaries.

Our Business

Roper Technologies, Inc. is a diversified technology company. Roper has a proven, long-term, successful track record of compounding cash flow and shareholder value. We operate market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets.

We pursue consistent and sustainable growth in revenue, earnings, and cash flow by enabling continuous improvement in the operating performance of our businesses and by acquiring other businesses that offer high value-added software, services, technology-enabled products, and solutions that we believe are capable of achieving growth and maintaining high margins.

Our principal executive offices are located at 6496 University Parkway, Sarasota, Florida 34240, and the telephone number is (941) 556-2601. We maintain a website at www.ropertech.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

Our Business Segments

The Company’s segment reporting structure is based on business model and delivery of performance obligations. The three reportable segments are as follows:

•	Application Software—Aderant, CBORD/Transact, Clinisys, Data Innovations, Deltek, Frontline, IntelliTrans, PowerPlan, Procare, Strata, Vertafore

•	Network Software—ConstructConnect, DAT, Foundry, iPipeline, iTradeNetwork, Loadlink, MHA, SHP, SoftWriters

•	Technology Enabled Products—CIVCO Medical Solutions, FMI, Inovonics, IPA, Neptune, Northern Digital, rf IDEAS, Verathon

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities registered under this shelf process, we will file with the SEC a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” carefully before you invest. This prospectus may not be used to make offers or sales of the securities described herein unless accompanied by a prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The exhibits to our registration statement contain the full text of certain agreements and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us.

As permitted by SEC rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequently filed with the SEC prior to the termination of the offering under this prospectus (other than any portion of such filings that are furnished rather than filed under applicable SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 3, 2024 and August 1, 2024, respectively;

(c)	Current Reports on Form 8-K, filed with the SEC on April 8, 2024, June 13, 2024 and August 21, 2024;

(d)

The portions of the Definitive Proxy Statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on April 26, 2024, that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2023; and

(e)

The description of our capital stock in our Form S-l, filed with the SEC on May 23, 2002, as updated by Exhibit 4.13 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024, and as subsequently amended or updated.

We will not, however, incorporate by reference in this prospectus or any prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such current reports.

You may request a copy of these filings at no cost, by contacting our Investor Relations department by calling (941) 556-2601, by writing to Investor Relations, Roper Technologies, Inc., 6496 University Parkway, Sarasota, Florida 34240, or by sending an email to investor-relations@ropertech.com.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and documents that are incorporated by reference in this prospectus include “forward-looking statements” within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements that are not historical facts are “forward-looking statements.” Forward-looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained or implied in any forward-looking statement.

Examples of forward-looking statements in this prospectus and documents that are incorporated by reference into this prospectus include but are not limited to statements regarding operating results, the success of our operating plans, our expectations regarding our ability to generate cash and reduce debt and associated interest expense, profit and cash flow expectations, the prospects for newly acquired businesses to be integrated and contribute to future growth, and our expectations regarding growth through acquisitions. Important assumptions relating to the forward-looking statements include, among others, demand for our products, the cost, timing, and success of product upgrades and new product introductions, raw materials costs, expected pricing levels, expected outcomes of pending litigation, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect. Factors that might cause or contribute to such differences include but are not limited to those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 incorporated by reference herein. You should understand that the following important factors, in addition to those discussed in the incorporated documents, could affect our future results, and could cause those results or other outcomes to differ materially from those estimates or projections in the forward-looking statements:

•	general economic conditions;

•	difficulty making acquisitions and successfully integrating acquired businesses;

•	any unforeseen liabilities associated with future acquisitions;

•	information technology system failures, data security breaches, network disruptions, and cybersecurity events, including any litigation arising therefrom;

•	failure to comply with new data privacy laws and regulations, including any litigation arising therefrom;

•	risks and costs associated with our international sales and operations;

•	rising interest rates;

•	limitations on our business imposed by our indebtedness;

•	product liability, litigation, and insurance risks;

•	future competition;

•	reduction of business with large customers;

•	risks associated with government contracts;

•	changes in the supply of, or price for, labor, energy, raw materials, parts, and components, including as a result of impacts from the current inflationary environment, or supply chain constraints;

•	potential write-offs of our goodwill and other intangible assets;

•	our ability to successfully develop new products;

•	failure to protect our intellectual property;

•	unfavorable changes in foreign exchange rates;

•	difficulties associated with exports/imports and risks of changes to tariff rates;

•	increased warranty exposure;

•	environmental compliance costs and liabilities;

•	the effect of, or change in, government regulations (including tax);

•	risks associated with the use of artificial intelligence;

•

economic disruption caused by armed conflicts (such as the war in Ukraine and the conflict in the Middle East), terrorist attacks, health crises (such as the COVID-19 pandemic), or other unforeseen geopolitical events; and

•	the factors discussed in other reports we file with the SEC from time to time.

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of these statements in light of new information or future events.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities issued pursuant to this registration statement for general corporate purposes, which may include repaying debt, making capital investments and funding working capital requirements, or financing acquisitions. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose and include any other relevant information in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated by-laws (“By-laws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024, and incorporated by reference into this prospectus. We encourage you to read our Articles of Incorporation, our By-laws and the applicable provisions of the Delaware General Corporation Law (“DGCL”) for additional information.

Authorized Capital Stock

Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of September 30, 2024, there were 107,223,174 shares of our common stock outstanding.

Voting. Each holder of shares of our common stock is entitled to one vote on each matter properly submitted to a vote of our stockholders. Holders of shares of our common stock do not have cumulative voting rights.

Dividend Rights. Holders of shares of our common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to holders of any outstanding preferred stock.

Liquidation. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors, our remaining assets will be distributed ratably among the holders of shares of our common stock on a per share basis. If we have any preferred stock outstanding at such time, holders of shares of our preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we will need to pay the applicable distribution to the holders of our preferred stock before distributions are paid to the holders of our common stock.

Rights and Preferences. Our common stock has no preemptive, redemption, conversion, sinking fund, or subscription rights. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Listing. Our common stock is listed on Nasdaq under the symbol “ROP.”

Transfer Agent and Registrar. The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Fully Paid. All of our outstanding shares of common stock are fully paid and nonassessable, which means that the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional monies for such shares. Any additional shares of our common stock that we may issue in the future pursuant to an offering under this prospectus will also be fully paid and nonassessable.

Preferred Stock

Under our Certificate of Incorporation, without further stockholder action, our board of directors is authorized, subject to any limitations prescribed by the laws of the State of Delaware, to provide for the issuance of up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Certain Anti-Takeover Effects of Delaware Law

General. Certain provisions of our Certificate of Incorporation, By-laws and applicable law may make it less likely that our management would be changed or someone would acquire our company without the consent of our board of directors. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or takeover attempts that might allow stockholders to receive a premium over the market price of their common stock.

Preferred Stock. Under our Certificate of Incorporation, our board of directors can at any time, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough shares necessary to take control.

Proposal and Nominating Procedures; Proxy Access. Stockholders can propose that business be considered at an annual meeting of stockholders, and, in addition to our board of directors, can nominate candidates for our board of directors. However, a stockholder must follow the advance notice procedures described in Section 1.08 of our By-laws. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal, or of the nomination, to our corporate secretary at least 90 days and at most 120 days before the first anniversary date of the annual meeting for the preceding year. In addition to the proposal and director nomination process described above, our By-laws permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of the number of our directors then in office, provided that the shareholders and the nominees satisfy the requirements specified in the By-laws.

Removal of Directors; Vacancies. Any director may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Company entitled to vote for the election of directors. Our By-laws further provide that only our board of directors may fill vacant directorships, except in limited circumstances.

Elimination of Stockholder Action through Written Consent. Our Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Elimination of the Ability to Call Special Meetings. Our By-laws provide that special meetings of our stockholders can only be called by order of the board of directors or the executive committee. Stockholders are not authorized to call a special meeting or to require our board of directors to call a special meeting.

Amendment of By-laws. Under our Certificate of Incorporation and By-laws, our board of directors can adopt, amend or repeal the By-laws by a majority vote of the directors then in office. Our stockholders also have the power to amend or repeal our By-laws at any meeting at which a quorum is present by a vote of two-thirds of the number of shares of stock entitled to vote present in person or by proxy at such meeting.

Business Combination Statute. We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Forum Selection

Pursuant to our By-laws, a state court located within the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or By-laws, or (iv) any action asserting a claim governed by the internal affairs doctrine. Additionally, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities referenced in this prospectus. The debt securities will be issued under the indenture (the “Indenture”), dated as of November 26, 2018, between Roper Technologies, Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), in one or more series established from time to time in or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). A copy of the Indenture may be obtained from us. You can find definitions of certain capitalized terms used in this description under “—Certain Definitions.”

General

The Indenture does not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series; provided, however, that if any additional debt securities are not fungible with the debt securities previously issued for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined (including, but not limited to, any commodity, commodity index, stock exchange index or financial index);

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $1,000 and any multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuer;

•	any special interest premium or other premium;

•	whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected;

•	the currency in which payments shall be made, if other than U.S. dollars; and

•	any and all other terms of the debt securities of the applicable series.

Limitation on Mergers and Other Transactions

We may not merge or consolidate with any other person or persons (whether or not affiliated with us), and we may not sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or persons (whether or not affiliated with us), unless the following conditions are satisfied:

•

either (a) the transaction is a merger or consolidation, and we are the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease all or substantially all of our property or assets) is organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture satisfactory to the Trustee, all of our obligations under the debt securities and the Indenture;

•

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture; and

•

an officer’s certificate is delivered to the Trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of counsel has been delivered to the Trustee to the effect that the condition in the first bullet set forth above has been satisfied.

The restrictions in the second and third bullets above shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•	the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the DGCL.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us under the Indenture and, subject to the terms of the Indenture, we will be released from the obligation to pay principal and interest on the debt securities and all obligations under the Indenture.

For purposes of the foregoing, if we consummate a Holding Company Reorganization, the newly formed holding company (New HoldCo, as defined below) shall be treated as the “successor person” and the Holding Company Reorganization shall constitute the transfer to New HoldCo of substantially all of our assets.

The Indenture provides that upon completion of the Holding Company Reorganization, Roper will be discharged from all obligations and covenants under the indenture and the Notes and New HoldCo will be the sole obligor on the debt securities.

“Holding Company Reorganization” shall mean a merger with and into a newly formed wholly-owned, indirect subsidiary (“MergerCo”), all of the equity interests of which shall be held by a newly formed wholly-owned, direct subsidiary (“New HoldCo”) of Roper, all of the equity interests of which shall initially be held by Roper. Such merger shall be pursuant to Section 251(g) (or any successor provision) of the DGCL and shall not require the vote of our stockholders. Each of our shares of common stock shall be converted into a right to receive one share of New HoldCo common stock, with identical terms and rights as our common stock immediately prior to such conversion.

Reports to Holders

The Indenture provides that any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the Trustee within 15 days after such document or report is filed with the SEC.

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to debt securities:

(1) the failure to pay interest on any debt securities when the same becomes due and payable and the Default continues for a period of 60 days;

(2) the failure to pay the principal (or premium, if any) of any debt securities, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3) a Default in the performance, or breach, of our obligations under the “—Limitation on Mergers and Other Transactions” covenant described above;

(4) a Default in the observance or performance of any other covenant or agreement contained in the Indenture which Default continues for a period of 60 days after we receive written notice specifying the Default (and demanding that such Default be remedied) from the Trustee or the Holders of at least a majority of the outstanding principal amount of each series of debt securities affected, voting together as a single class;

(5) a failure to make any payment at maturity on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries) outstanding in an amount in excess of $150 million or its foreign currency equivalent at the time and continuance of this failure to pay after any applicable grace period or (b) a default on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $150 million or its foreign currency equivalent at the time without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 5(a) or (b) ceases or is cured, waived, rescinded or annulled, then the Event of Default under the Indenture will be deemed cured; or

(6) certain events of bankruptcy or insolvency affecting us or any of our Significant Subsidiaries.

If an Event of Default (other than an Event of Default specified in clause (6) above), shall occur and be continuing, the Trustee or the Holders of at least 25% of the principal amount of each series of debt securities affected, voting together as a single class, may declare the principal of and accrued interest on all such debt securities to be due and payable by notice in writing to us and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all debt securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to one or more series of debt securities as described in the preceding paragraph, the Holders of a majority in principal amount of each series of debt securities affected, voting together as a single class, (including additional debt securities of each such series, if any) may rescind and cancel such declaration and its consequences if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officer’s certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the debt securities of each series affected, voting together as a single class, (including additional debt securities of each such series, if any) may waive any existing Default or Event of Default under the Indenture, and its consequences, except a Default in the payment of the principal of or interest on any debt securities of a series.

The Holders may not enforce the Indenture except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of each series of debt securities affected that is then outstanding, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Nothing herein shall impair the right of a Holder to institute suit for the enforcement of any payment on or with respect to the debt securities.

We will be required to provide an officer’s certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders

No director, officer, employee, incorporator, agent, stockholder or affiliate of us or any of our Subsidiaries, as such, shall have any liability for any obligations of us or any of our Subsidiaries under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the securities by accepting a note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the debt securities.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the debt securities when such payments are due;

(2) our obligations with respect to the debt securities concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the applicable series of debt securities. In the event Covenant Defeasance occurs, certain events (not including non- payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the debt securities of a series:

(1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the debt securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

(2) in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any our Subsidiaries is bound;

(6) we must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(7) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the Indenture) as to all outstanding debt securities of a series, when:

(1) either:

(A) all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all of the applicable series of debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums payable under the Indenture by us; and

(3) we have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, we and the Trustee, without the consent of the Holders, may amend the Indenture and the applicable series of debt securities for certain specified purposes, including:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to comply with the provisions described under “—Limitation on Mergers and Other Transactions”;

(4) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(5) to evidence and provide for the acceptance of appointment by a successor Trustee;

(6) to conform the text of the Indenture or the debt securities to any provision of this “Description of Debt Securities” or other description of the debt securities contained in the prospectus supplement relating to the offer and sale of such debt securities;

(7) to establish the form or terms of the debt securities of any series as permitted by the terms of the Indenture;

(8) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the Indenture, in each case in compliance with the provisions thereof; or

(9) to make any change that would provide any additional rights or benefits to the Holders of the debt securities (including to secure the debt securities, add guarantees with respect thereto, to add to our covenants for the benefit of the Holders or to surrender any right or power conferred upon us) or that does not adversely affect the legal rights under the Indenture of any Holder of the debt securities in any material respect.

In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of either (i) a majority in principal amount of all then outstanding debt securities of that series or (ii) a majority in principal amount of all then outstanding debt securities affected by such modification or amendment (including additional debt securities of each series affected, if any), voting together as a single class, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the principal amount of debt securities at maturity whose Holders must consent to an amendment;

(2) reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

(3) reduce the principal of, change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor;

(4) make any debt securities payable in currency other than that stated in the debt securities or change the place of payment of the debt securities from that stated in the debt securities or in the Indenture;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of each series of debt securities affected (including additional debt securities of each such series, if any) to waive Defaults or Events of Default;

(6) make any change in these amendment and waiver provisions; or

(7) make any change to or modify the ranking of the debt securities that would adversely affect the Holders.

Except for certain specified provisions, the Holders of at least a majority in principal amount of all then outstanding debt securities of any series (voting together as a single class) may on behalf of the Holders of all debt securities of that series waive our compliance with provisions of the indenture. The Holders of a majority in aggregate principal amount of any then outstanding debt securities of any series (voting together as a single class) may on behalf of the Holders of all the debt securities of such series waive any existing default under the indenture with respect to that series and its consequences, except a continuing default or default in the payment of the principal of, or premium or any interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of all of the holders of each outstanding debt security of the series affected; provided, however, that the Holders of a majority in aggregate principal amount of any then outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the definition of all terms used herein for which no definition is provided.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Indebtedness” means with respect to any person, without duplication:

(1) all obligations of such person for borrowed money; and

(2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments.

“Issue Date” means the date of original issuance of a series of debt securities but not any additional debt securities.

“Lien” means any lien, mortgage, deed of trust, hypothecation, pledge, security interest, charge or encumbrance of any kind.

“Significant Subsidiary”, with respect to any person, means, any Subsidiary of such person that satisfies the criteria for a “significant subsidiary” as set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” means any corporation, limited liability company, limited partnership or other similar type of business entity in which we and/or one or more of our Subsidiaries together own more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or similar governing body of such corporation, limited liability company, limited partnership or other similar type of business entity, directly or indirectly.

Unclaimed Funds

All funds deposited with the Trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the Trustee and paying agents will have no liability therefor.

Governing Law

The Indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain and may maintain ordinary banking relationships in the ordinary course of business with the Trustee and its affiliates.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such prepaid purchase contracts on the relevant settlement date may constitute indebtedness.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, purchase contracts or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Roper, the trustee, any warrant agent, unit agent or any other agent of Roper, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters;

•	through dealers;

•	through any combination of the above; or

•	through any other method described in the applicable prospectus supplement.

The distribution of the securities being offered hereby may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on any organized market where our common stock may be traded;

•	purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markers, including direct sales to purchasers; and

•	in any other manner described in the applicable prospectus supplement.

We may distribute the securities being offered hereby from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	negotiated prices; or

•	prices determined according to the process described in the applicable prospectus supplement.

The prospectus supplement with respect to any offering of securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Jones Day, Atlanta, Georgia.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of four entities because they were acquired by the Company in purchase business combinations during 2023) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

Roper Technologies, Inc.

$    % Senior Notes due

$    % Senior Notes due

$    % Senior Notes due

Prospectus Supplement dated August , 2025

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Wells Fargo Securities
PNC Capital Markets LLC	Truist Securities	US Bancorp